UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 24, 2008

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas 75063

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2008, Michaels Stores, Inc. (the “Company”) announced that Elaine D. Crowley is joining the Company as its Executive Vice President – Chief Financial Officer effective August 18, 2008.  Ms. Crowley, 49, has served in various capacities at The Bombay Company, Inc. since August 1990, including as Chief Financial Officer and Treasurer since December 2000 and as Senior Vice President, Chief Financial Officer and Treasurer since February 2002. Prior to joining The Bombay Company, Ms. Crowley was with Price Waterhouse from 1981 to 1990.  Ms. Crowley is a Certified Public Accountant with a B.B.A. in Accounting from Texas Christian University.

In connection with the above matters, the Company issued a press release on July 24, 2008, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 17, 2008, the Company entered into an offer letter agreement (the “Letter Agreement”) with Ms. Crowley which provides for compensation and related benefits to Ms. Crowley during her employment with the Company.  Ms. Crowley will receive an annualized base salary of $300,000, subject to increase, and will be eligible for a fiscal year 2008 bonus with a target equal to 50% and a maximum payout of 100% of her pro rated base salary.  Ms. Crowley will also receive a one-time (net) sign-on bonus of $150,000. Under the Letter Agreement, Ms. Crowley’s employment with the Company is at-will.

The foregoing description of the Letter Agreement is qualified in its entirety by the terms of such Letter Agreement, which is filed as Exhibit 99.2 hereto.

Upon the commencement of her employment with the Company, Ms. Crowley will also receive an option to purchase shares of common stock with the number of shares and exercise prices (which are expected to be divided into separate tranches with escalating exercise prices) to be determined on the date of grant.

No arrangement or understanding exists between Ms. Crowley and any other person pursuant to which Ms. Crowley was selected as an officer of the Company.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Ms. Crowley.  In addition, except for execution of Letter Agreement, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Crowley or any member of her immediate family had or will have a direct or indirect material interest.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Michaels Stores, Inc., dated July 24, 2008.

99.2	Letter Agreement, dated July 17, 2008, between Michaels Stores, Inc. and Elaine D. Crowley.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

	By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Senior Vice President, Secretary
and General Counsel

Date: July 24, 2008

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Michaels Stores, Inc., dated July 24, 2008.

99.2	Letter Agreement, dated July 17, 2008, between Michaels Stores, Inc. and Elaine D. Crowley.